Exhibit 23.3

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Current Report on Form 8-K/A of Alcoa Inc. dated July 10, 2000, of our report dated February 18, 2000, with respect to the consolidated financial statements and schedule of Reynolds Metals Company included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                              /s/Ernst & Young LLP
                              Ernst & Young LLP

Richmond, Virginia
July 6, 2000